EXHIBIT 5.1
June 11, 2007
WFN Credit Company, LLC
220 West Schrock Road
Westerville, Ohio 43801

Re:	WFN Credit Company, LLC Registration Statement on Form S-3
We have acted as special counsel for WFN Credit Company, LLC, a Delaware limited liability company (“WFNCC”), as registrant (the “Registrant”) in connection with the preparation of Amendment No. 1 to the Registration Statement on Form S-3, as amended (the “Registration Statement”) and the related base prospectus, dated as of the date hereof (the “Base Prospectus”) and the forms of prospectus supplement (together with the Base Prospectus, the “Prospectus”), filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), registering asset-backed notes (the “Notes”) to be issued pursuant to the Master Indenture, dated as of August 1, 2001, and as amended by the Omnibus Amendment, dated as of March 31, 2003, and Supplemental Indenture No. 1, dated as of August 13, 2003 (as amended, the “Master Indenture”), between World Financial Network Credit Card Master Note Trust (the “Note Trust”) and BNY Midwest Trust Company, as indenture trustee (the “Indenture Trustee”), as supplemented by a related Indenture Supplement (the “Indenture Supplement” and together with the Master Indenture, the “Indenture”), between the Note Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.4 to the Registration Statement . Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Indenture.
We have examined executed copies of the Registration Statement, the Master Indenture, the Indenture Supplement and the Transfer and Servicing Agreement, dated as of August 1, 2001, and as amended by the First Amendment to Transfer and Servicing Agreement, dated as of November 7, 2002, and as further amended by the Omnibus Amendment, and as further amended by the Third Amendment to Transfer and Servicing Agreement, dated as of May 19,

June 11, 2007

2004 and as further amended by the Fourth Amendment to Transfer and Servicing Agreement, dated as of March 30, 2005 (as amended, the “Transfer Agreement”), between WFNCC, World Financial Network National Bank and the Note Trust and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the “Transaction Documents”).
We have assumed for the purposes of the opinions set forth below that the Notes will be issued in Series created as described in the Registration Statement and that the Notes will, at WFNCC’s direction, be sold by the Note Trust for reasonably equivalent consideration.
We have also assumed that: (i) the Transaction Documents and the Notes have been or will be duly authorized by all necessary corporate action; and (ii) the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Indenture.
In expressing our opinion, we have assumed, without independent verification, that the facts presented in the Transaction Documents are correct, the Transaction Documents have been or will be consummated according to their terms, and the factual representations of WFNCC and its affiliates are correct. In addition, we have assumed that the parties to each Transaction Document will satisfy their respective obligations thereunder. We express no opinion with respect to any series of Notes for which we do not act as counsel to you.
On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that the Notes, upon issuance and sale thereof in the manner described in the Prospectus and as provided in the Indenture, will be binding obligations of the Note Trust.
We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the forms of prospectus supplement, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.
Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.
We are members of the Bar of the State of Illinois and New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.
Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP
MAYER, BROWN, ROWE & MAW LLP